Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
Editorial contact
Kate Holderness,
Hewlett Packard Enterprise
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com
News Release
HPE Reports Fiscal 2017 Second Quarter Results

•
Combined net revenue of $9.9 billion includes $7.4 billion from continuing operations (Enterprise Group, HPE Financial Services and Software) and $2.5 billion associated with discontinued operations (two months of Enterprise Services)

•	Future HPE (excludes Enterprise Services and Software) revenue was up 1% year-over-year, excluding Tier-1 server sales and when adjusted for divestitures and currency

•
Second quarter GAAP diluted net loss per share of ($0.37), below the previously provided outlook of ($0.07) to ($0.03) per share, due to spin-merger related, non-cash tax valuation allowances and divestiture taxes

•	Second quarter non-GAAP diluted net earnings per share of $0.35, within the previously provided outlook of $0.33 to $0.37 per share

•	Fiscal 2017 GAAP diluted net EPS outlook updated to ($0.03) to $0.07

•	Fiscal 2017 non-GAAP diluted net EPS outlook remains $1.46 to $1.56

PALO ALTO, Calif., May 31, 2017 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2017 second quarter, ended April 30, 2017, which have been recast to reflect the spin-merger of its Enterprise Services business as discontinued operations.

Second quarter net revenue from continuing operations of $7.4 billion was down 13% from the prior-year period and down 5% when adjusted for divestitures and currency.

Second quarter GAAP diluted net loss per share from continuing operations was ($0.29), down from a GAAP diluted net earnings per share (EPS) from continuing operations of $0.18 in the prior-year period. Second quarter non-GAAP diluted net EPS from continuing operations was $0.25, down from $0.33 in the prior-year period. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS from continuing operations exclude after-tax costs of $903 million and $0.54 per diluted share, respectively, related to valuation allowances and divestiture taxes, separation costs, restructuring charges, amortization of intangible assets, acquisition and other related charges, tax indemnification adjustments, defined benefit plan settlement charges and remeasurement benefit, and an adjustment to earnings from equity interests.

“Despite some current headwinds, we delivered Q2 non-GAAP EPS in line with our outlook,” said Meg Whitman, President and CEO, Hewlett Packard Enterprise. “We saw strength in major components of our growth strategy, including high-performance compute, Aruba, all-flash storage and Technology Services. While we still have much more work to do, HPE’s Q2 results give me confidence that our efforts are delivering for customers and partners.”

HPE fiscal 2017 second quarter continuing operations financial performance

	Q2 FY17	Q2 FY16	Y/Y
GAAP net revenue ($B)	$7.4	$8.5	(13%)
GAAP operating margin	2.4%	5.3%	(2.9 pts.)
GAAP net (loss) earnings ($B)	($0.5)	$0.3	(251%)
GAAP diluted net (loss) earnings per share	($0.29)	$0.18	(261%)
Non-GAAP operating margin	7.8%	9.1%	(1.3 pts.)
Non-GAAP net earnings ($B)	$0.4	$0.6	(29%)
Non-GAAP diluted net earnings per share	$0.25	$0.33	(24%)
Cash flow from operations ($B)	$0.6	$1.1	($0.5)
Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook
For the fiscal 2017 third quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of ($0.02) to $0.02 and non-GAAP diluted net EPS to be in the range of $0.24 to $0.28. Fiscal 2017 third quarter non-GAAP diluted net EPS from continuing operations estimates exclude after-tax costs of approximately $0.26 per diluted share, related primarily to separation costs, restructuring charges and the amortization of intangible assets.

For fiscal 2017, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of ($0.03) to $0.07 and non-GAAP diluted net EPS to be in the range of $1.46 to $1.56. Fiscal 2017 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.49 per diluted share, related primarily to valuation allowances and divestiture taxes, separation costs, restructuring charges, amortization of intangible assets, tax indemnification adjustments, defined benefit plan settlement charges and remeasurement benefit, and an adjustment to earnings from equity interests.

“While we faced margin pressure in Q2, we expect improvement through the remainder of the year as we mitigate commodities cost pressure and eliminate costs associated with spin-mergers and acquisitions,” said Tim Stonesifer, CFO, Hewlett Packard Enterprise. “The completion of the spin-merger of our Enterprise Services business gives us the opportunity to further optimize the cost structure of the future HPE. We are now focused on driving an incremental $200-300 million in cost savings in just the second half of this year. We maintain our FY17 EPS outlook.”

Fiscal 2017 second quarter segment results

•	Enterprise Group revenue was $6.2 billion, down 13% year over year, down 7% when adjusted for divestitures and currency, with an 8.8% operating margin. Servers revenue was down 14%, down 14% when adjusted for divestitures and currency, Storage revenue was down 13%, down 13% when adjusted for divestitures and currency, Networking revenue was down 30%, up 14% when adjusted for divestitures and currency, and Technology Services revenue was down 2%, up 3% when adjusted for divestitures and currency.

•	Software revenue was $685 million, down 11% year over year, down 9%
when adjusted for divestitures and currency, with a 26.4% operating margin. License revenue was down 29%, down 28% when adjusted for divestitures and currency, Support revenue was down 4%, flat when adjusted for divestitures and currency, Professional Services revenue was down 17%, down 16% when adjusted for divestitures and currency, and Software-as-a- service (SaaS) revenue was up 3%, up 4% when adjusted for divestitures and currency.

•	Financial Services revenue was $872 million, up 11% year over year, net portfolio assets were down 1%, and financing volume was down 7%. The business delivered an operating margin of 8.9%.
Revenue from continuing operations adjusted for divestitures and currency excludes revenue resulting from businesses divestitures in fiscal 2017, 2016 and 2015 and also assumes no change in the foreign exchange rate from the prior-year period. A reconciliation of GAAP revenue to revenue adjusted for divestitures and currency is provided in the earnings presentation at investors.hpe.com.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information
To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, normalized free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non- GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non- GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net (loss) earnings from continuing operations, net (loss) earnings from discontinued operations, diluted net (loss) earnings per share from continuing operations, diluted net (loss) earnings per share from discontinued operations, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the pending divestiture transaction, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third- party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the divestiture transactions or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the transactions or of implementing the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the quarter ended April 30, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Net revenue	$7,445	$7,556	$8,509
Costs and expenses:
Cost of sales	4,927	4,824	5,467
Research and development	486	481	621
Selling, general and administrative	1,449	1,454	1,648
Amortization of intangible assets	107	101	101
Restructuring charges	118	116	87
Acquisition and other related charges	51	44	43
Separation costs	141	85	91
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(16)	(5)	—
Total costs and expenses	7,263	7,100	8,058
Earnings from continuing operations	182	456	451
Interest and other, net	(85)	(78)	(52)
Tax indemnification adjustments	7	(18)	(69)
Loss from equity interests(b)	(3)	(22)	—
Earnings from continuing operations before taxes	101	338	330
Tax valuation allowances and divestiture taxes(c)	(593)	—	—
Benefit (provision) for taxes	5	(83)	(8)
Net (loss) earnings from continuing operations	(487)	255	322
Net (loss) earnings from discontinued operations	(125)	12	(2)
Net (loss) earnings	$(612)	$267	$320

Net (loss) earnings per share:
Basic
Continuing operations	$(0.29)	$0.15	$0.19
Discontinued operations	(0.08)	0.01	—
Total basic net (loss) earnings per share	$(0.37)	$0.16	$0.19
Diluted
Continuing operations	$(0.29)	$0.15	$0.18
Discontinued operations	(0.08)	0.01	—
Total diluted net (loss) earnings per share	$(0.37)	$0.16	$0.18
Cash dividends declared per share	$0.065	$0.130	$0.055
Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,658	1,669	1,725
Diluted	1,658	1,700	1,751

(a)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Primarily represents the Company’s ownership interest in the net earnings of H3C, which it records as an equity method investment.

(c)
Represents $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six Months Ended April 30,
	2017	2016
Net revenue	$15,001	$17,041
Costs and expenses:
Cost of sales	9,751	10,868
Research and development	967	1,203
Selling, general and administrative	2,903	3,324
Amortization of intangible assets	208	220
Restructuring charges	234	253
Acquisition and other related charges	95	80
Separation costs	226	170
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(21)	—
Total costs and expenses	14,363	16,118
Earnings from continuing operations	638	923
Interest and other, net	(163)	(126)
Tax indemnification adjustments	(11)	(54)
Loss from equity interests(b)	(25)	—
Earnings from continuing operations before taxes	439	743
Tax valuation allowances and divestiture taxes(c)	(593)	—
Provision for taxes	(78)	(59)
Net (loss) earnings from continuing operations	(232)	684
Net loss from discontinued operations	(113)	(97)
Net (loss) earnings	$(345)	$587

Net (loss) earnings per share:
Basic
Continuing operations	$(0.14)	$0.39
Discontinued operations	(0.07)	(0.06)
Total basic net (loss) earnings per share	$(0.21)	$0.33
Diluted
Continuing operations	$(0.14)	$0.39
Discontinued operations	(0.07)	(0.06)
Total diluted net (loss) earnings per share	$(0.21)	$0.33
Cash dividends declared per share	$0.195	$0.165
Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,664	1,743
Diluted	1,664	1,765

(a)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Primarily represents the Company’s ownership interest in the net earnings of H3C, which it records as an equity method investment.

(c)
Represents $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended April 30, 2017	Diluted net (loss) earnings per share	Three months ended January 31, 2017	Diluted net earnings per share	Three months ended April 30, 2016	Diluted net earnings per share
GAAP net (loss) earnings from continuing operations	$(487)	$(0.29)	$255	$0.15	$322	$0.18

Non-GAAP adjustments:
Amortization of intangible assets	107	0.06	101	0.06	101	0.06
Restructuring charges	118	0.07	116	0.07	87	0.05
Acquisition and other related charges	51	0.03	44	0.03	43	0.02
Separation costs	141	0.09	85	0.05	91	0.05
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(16)	(0.01)	(5)	—	—	—
Tax indemnification adjustments	(7)	—	18	0.01	69	0.04
Loss from equity interests(b)	38	0.02	35	0.02	—	—
Adjustments for taxes	(122)	(0.08)	(68)	(0.05)	(127)	(0.07)
Tax valuation allowances and divestiture taxes(c)	593	0.36	—	—	—	—
Non-GAAP net earnings from continuing operations	$416	$0.25	$581	$0.34	$586	$0.33

GAAP earnings from continuing operations	182		456		451

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	107		101		101
Restructuring charges	118		116		87
Acquisition and other related charges	51		44		43
Separation costs	141		85		91
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(16)		(5)		—
Non-GAAP earnings from continuing operations	$583		$797		$773

GAAP operating margin from continuing operations	2%		6%		5%
Non-GAAP adjustments from continuing operations	6%		5%		4%
Non-GAAP operating margin from continuing operations	8%		11%		9%

GAAP net (loss) earnings from discontinued operations	$(125)	$(0.08)	$12	$0.01	$(2)	$—

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	—	—	—	—	100	0.06
Restructuring charges	98	0.06	61	0.04	74	0.04
Acquisition and other related charges	—	—	—	—	10	0.01
Separation costs	337	0.20	191	0.11	—	—
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(1)	—	(1)	—	—	—
Adjustments for taxes	(120)	(0.07)	(72)	(0.05)	(37)	(0.02)
Tax valuation allowances and divestiture taxes(c)	(18)	(0.01)	—	—	—	—
Non-GAAP net earnings from discontinued operations	$171	$0.10	$191	$0.11	$145	$0.09

Total GAAP net (loss) earnings	$(612)	$(0.37)	$267	$0.16	$320	$0.18
Total Non-GAAP net earnings	$587	$0.35	$772	$0.45	$731	$0.42

(a)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Represents the amortization of the basis difference adjustments related to the H3C divestiture.

(c)
Represents $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Six Months Ended April 30, 2017	Diluted net (loss) earnings per share	Six Months Ended April 30, 2016	Diluted net (loss) earnings per share
GAAP net (loss) earnings from continuing operations	$(232)	$(0.14)	$684	$0.39

Non-GAAP adjustments:
Amortization of intangible assets	208	0.13	220	0.12
Restructuring charges	234	0.14	253	0.14
Acquisition and other related charges	95	0.06	80	0.05
Separation costs	226	0.14	170	0.10
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(21)	(0.01)	—	—
Tax indemnification adjustments	11	0.01	54	0.03
Loss from equity interests(b)	73	0.04	—	—
Adjustments for taxes	(190)	(0.13)	(255)	(0.15)
Tax valuation allowances and divestiture taxes(c)	593	0.35	—	—
Non-GAAP net earnings from continuing operations	$997	$0.59	$1,206	$0.68

GAAP earnings from continuing operations	$638		$923

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	208		220
Restructuring charges	234		253
Acquisition and other related charges	95		80
Separation costs	226		170
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(21)		—
Non-GAAP earnings from continuing operations	$1,380		$1,646

GAAP operating margin from continuing operations	4%		5%
Non-GAAP adjustments from continuing operations	5%		5%
Non-GAAP operating margin from continuing operations	9%		10%

GAAP net loss from discontinued operations	$(113)	$(0.07)	$(97)	$(0.06)

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	$—	—	$199	0.11
Restructuring charges	159	0.10	219	0.12
Acquisition and other related charges	—	—	10	0.01
Separation costs	528	0.32	—	—
Defined benefit plan settlement charges and remeasurement (benefit)(a)	(2)	—	—	—
Adjustments for taxes	(192)	(0.13)	(75)	(0.03)
Tax valuation allowances and divestiture taxes(c)	(18)	(0.01)	—	—
Non-GAAP net earnings from discontinued operations	$362	$0.21	$256	$0.15

Total GAAP net (loss) earnings	$(345)	$(0.21)	$587	$0.33
Total Non-GAAP net earnings	$1,359	$0.80	$1,462	$0.83

(a)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Represents the amortization of the basis difference adjustments related to the H3C divestiture.

(c)
Represents $593 million of income tax expense from valuation allowances on certain U.S. deferred tax assets and other divestiture related taxes in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	April 30, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$8,101	$12,987
Accounts receivable	3,810	3,816
Financing receivables	3,229	3,360
Inventory	2,041	1,740
Other current assets	3,092	2,771
Current assets of discontinued operations	—	4,243
Total current assets	20,273	28,917
Property, plant and equipment	6,692	6,304
Long-term financing receivables and other assets(a)	10,847	11,575
Investments in equity interests	2,620	2,648
Goodwill and intangible assets	27,038	25,262
Non-current assets of discontinued operations	—	4,923
Total assets	$67,470	$79,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings(a)	$2,010	$3,527
Accounts payable	5,194	5,010
Employee compensation and benefits	1,189	1,526
Taxes on earnings	755	365
Deferred revenue	3,829	3,761
Accrued restructuring	228	301
Other accrued liabilities	4,373	3,857
Current liabilities of discontinued operations	—	4,182
Total current liabilities	17,578	22,529
Long-term debt(a)	11,904	12,168
Other non-current liabilities	8,941	9,401
Non-current liabilities of discontinued operations	—	4,013
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at April 30, 2017)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,646 and 1,666 shares issued and outstanding at April 30, 2017 and October 31, 2016, respectively)	16	17
Additional paid-in capital	34,406	35,248
Retained earnings	(1,867)	2,782
Accumulated other comprehensive loss	(3,544)	(6,599)
Total HPE stockholders’ equity	29,011	31,448
Non-controlling interests of continuing operations	36	40
Non-controlling interests of discontinued operations	—	30
Total stockholders’ equity	29,047	31,518
Total liabilities and stockholders’ equity	$67,470	$79,629

(a)
During the first quarter of fiscal 2017, the Company adopted on a retrospective basis the guidance on the presentation of debt issuance cost as a direct deduction from the related debt liability. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended April 30, 2017	Six months ended April 30, 2017
Cash flows from operating activities:
Net loss	$(612)	$(345)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	792	1,632
Stock-based compensation expense	107	252
Provision for doubtful accounts and inventory	32	39
Restructuring charges	216	393
Deferred taxes on earnings	631	506
Excess tax benefit from stock-based compensation	(24)	(98)
Loss from equity interests	3	25
Other, net	185	310
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(165)	301
Financing receivables	(6)	120
Inventory	(78)	(210)
Accounts payable	360	129
Taxes on earnings	(364)	(386)
Restructuring	(219)	(545)
Other assets and liabilities(a)	(222)	(2,951)
Net cash provided by (used in) operating activities	636	(828)
Cash flows from investing activities:
Investment in property, plant and equipment	(758)	(1,681)
Proceeds from sale of property, plant and equipment	58	142
Purchases of available-for-sale securities and other investments	(19)	(26)
Maturities and sales of available-for-sale securities and other investments	1	2
Financial collateral posted	(226)	(226)
Financial collateral returned	49	49
Payments made in connection with business acquisitions, net of cash acquired	(1,758)	(2,050)
Payments from business divestitures, net(b)	—	(20)
Net cash used in investing activities	(2,653)	(3,810)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	4	28
Proceeds from debt, net of issuance costs	293	541
Payment of debt	(1,840)	(2,102)
Issuance of common stock under employee stock plans	107	265
Repurchase of common stock	(670)	(1,311)
Cash dividend from Everett(c)	3,008	3,008
Net transfer of cash and cash equivalents to Everett	(559)	(559)
Excess tax benefit from stock-based compensation	24	98
Cash dividends paid	(107)	(216)
Net cash provided by (used in) financing activities	260	(248)
Decrease in cash and cash equivalents	(1,757)	(4,886)
Cash and cash equivalents at beginning of period	9,858	12,987
Cash and cash equivalents at end of period	$8,101	$8,101
Supplemental schedule of non-cash investing and financing activities:
Net assets transferred to Everett	$322	$—

(a) Includes $1.9 billion of funding payments made in the six months ended April 30, 2017 related to pension liabilities in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Primarily relates to a H3C working capital adjustment payment in the six months ended April 30, 2017.

(c)
Represents a $3.0 billion cash dividend payment from Everett SpinCo, Inc. to HPE, the proceeds of which were funded from the issuance of $3.5 billion of aggregate debt by Everett SpinCo, Inc. The obligations under the debt issuance were retained by Everett SpinCo, Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Net revenue:(a)
Enterprise Group	$6,243	$6,325	$7,159
Software	685	721	774
Financial Services	872	823	788
Corporate Investments	—	—	172
Total segment net revenue	7,800	7,869	8,893
Elimination of intersegment net revenue and other	(355)	(313)	(384)
Total Hewlett Packard Enterprise consolidated net revenue	$7,445	$7,556	$8,509

Earnings from continuing operations before taxes:(a)
Enterprise Group	$548	$802	$847
Software	181	154	192
Financial Services	78	78	73
Corporate Investments	(38)	(43)	(59)
Total segment earnings from operations	769	991	1,053

Corporate and unallocated costs and eliminations	(90)	(71)	(177)
Stock-based compensation expense	(96)	(123)	(103)
Amortization of intangible assets	(107)	(101)	(101)
Restructuring charges	(118)	(116)	(87)
Acquisition and other related charges	(51)	(44)	(43)
Separation costs	(141)	(85)	(91)
Defined benefit plan settlement and remeasurement charges(b)	16	5	—
Interest and other, net	(85)	(78)	(52)
Tax indemnification adjustments	7	(18)	(69)
Loss from equity interests(c)	(3)	(22)	—
Total Hewlett Packard Enterprise consolidated earnings from continuing operations before taxes	$101	$338	$330

(a)
As of April 1, 2017, with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), to Net (loss) earnings from discontinued operations in its Condensed Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six Months Ended April 30,
	2017	2016
Net revenue:(a)
Enterprise Group	$12,568	$14,341
Software	1,406	1,554
Financial Services	1,695	1,564
Corporate Investments	—	348
Total segment net revenue	15,669	17,807
Elimination of intersegment net revenue and other	(668)	(766)
Total Hewlett Packard Enterprise consolidated net revenue	$15,001	$17,041

Earnings from continuing operations before taxes:(a)
Enterprise Group	$1,350	$1,811
Software	335	328
Financial Services	156	173
Corporate Investments	(81)	(135)
Total segment earnings from operations	1,760	2,177

Corporate and unallocated costs and eliminations	(161)	(301)
Stock-based compensation expense	(219)	(230)
Amortization of intangible assets	(208)	(220)
Restructuring charges	(234)	(253)
Acquisition and other related charges	(95)	(80)
Separation costs	(226)	(170)
Defined benefit plan settlement and remeasurement charges(b)	21	—
Interest and other, net	(163)	(126)
Tax indemnification adjustments	(11)	(54)
Loss from equity interests(c)	(25)	—
Total Hewlett Packard Enterprise consolidated earnings from continuing operations before taxes	$439	$743

(a)
As of April 1, 2017, with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), to Net (loss) earnings from discontinued operations in its Condensed Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(c)	Represents the Company’s ownership interest in the net earnings of equity method investments, primarily H3C.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	April 30, 2017	January 31, 2017	April 30, 2016	Q/Q	Y/Y
Net revenue:(a)
Enterprise Group
Servers	$2,991	$3,103	$3,498	(4%)	(14%)
Technology Services	1,971	1,943	2,019	1%	(2%)
Storage	699	730	808	(4%)	(13%)
Networking	582	549	834	6%	(30%)
Total Enterprise Group	6,243	6,325	7,159	(1%)	(13%)

Software	685	721	774	(5%)	(11%)
Financial Services	872	823	788	6%	11%
Corporate Investments	—	—	172	—	(100%)
Total segment net revenue	7,800	7,869	8,893	(1%)	(12%)

Elimination of intersegment net revenue and other	(355)	(313)	(384)	13%	(8%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,445	$7,556	$8,509	(1%)	(13%)

(a)
As of April 1, 2017, with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), to Net (loss) earnings from discontinued operations in its Condensed Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Six Months Ended April 30,		Change (%)
	2017	2016	Y/Y
Net revenue:(a)
Enterprise Group
Servers	$6,094	$7,034	(13%)
Technology Services	3,914	4,004	(2%)
Storage	1,429	1,645	(13%)
Networking	1,131	1,658	(32%)
Total Enterprise Group	12,568	14,341	(12%)

Software	1,406	1,554	(10%)
Financial Services	1,695	1,564	8%
Corporate Investments	—	348	(100%)
Total segment net revenue	15,669	17,807	(12%)

Elimination of intersegment net revenue and other	(668)	(766)	(13%)
Total Hewlett Packard Enterprise consolidated net revenue	$15,001	$17,041	(12%)

(a)
As of April 1, 2017, with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), to Net (loss) earnings from discontinued operations in its Condensed Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2017	Q/Q	Y/Y
Segment operating margin:(a)
Enterprise Group	8.8%	(3.9) pts	(3.0) pts
Software	26.4%	5.0 pts	1.6 pts
Financial Services	8.9%	(0.6) pts	(0.4) pts
Corporate Investments(b)	NM	NM	NM
Total segment operating margin	9.9%	(2.7) pts	(1.9) pts

(a)
As of April 1, 2017, with the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company reclassified the historical net (loss) earnings from the former enterprise services segment ("former ES segment"), to Net (loss) earnings from discontinued operations in its Condensed Consolidated Statements of Earnings.

Effective at the beginning of the first quarter of fiscal 2017, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, primarily, the transfer of the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) within the Enterprise Group segment, primarily, the transfer of net revenue from the big data storage product group previously reported within the Servers business unit to the Storage business unit; the transfer of net revenue from the Aruba services capabilities previously reported within the Networking business unit to the Technology Services business unit; and (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the CMS product group previously reported within the former ES segment to the Technology Services business unit within the Enterprise Group segment.
Effective at the beginning of the second quarter of fiscal 2017 and prior to the completion of the spinoff of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation, the Company transferred historical net revenue and operating profit from the previously divested MphasiS product group which was reported within the former ES segment to the Corporate Investments segment.
The changes within the Enterprise Group segment had no impact on Hewlett Packard Enterprise’s previously reported Enterprise Group segment net revenue and earnings from operations. The change between former ES segment and the Enterprise Group segment had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from continuing operations, net earnings from continuing operations or net earnings per share from continuing operations.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET (LOSS) EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2017	January 31, 2017	April 30, 2016
Numerator:
GAAP net (loss) earnings from continuing operations	$(487)	$255	$322
GAAP net (loss) earnings from discontinued operations	$(125)	$12	$(2)
Non-GAAP net earnings from continuing operations	$416	$581	$586
Non-GAAP net earnings from discontinued operations	$171	$191	$145

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share and diluted net (loss) per share	1,658	1,669	1,725
Dilutive effect of employee stock plans(a)	27	31	26
Weighted-average shares used to compute diluted net earnings per share	1,685	1,700	1,751

GAAP net (loss) earnings per share from continuing operations
Basic	$(0.29)	$0.15	$0.19
Diluted(a)	$(0.29)	$0.15	$0.18

GAAP net (loss) earnings per share from discontinued operations
Basic	$(0.08)	$0.01	$—
Diluted(a)	$(0.08)	$0.01	$—

Non-GAAP net earnings per share from continuing operations
Basic	$0.25	$0.35	$0.34
Diluted(b)	$0.25	$0.34	$0.33

Non-GAAP net earnings per share from discontinued operations
Basic	$0.10	$0.11	$0.08
Diluted(b)	$0.10	$0.11	$0.09

Total Hewlett Packard Enterprise GAAP basic net (loss) earnings per share	$(0.37)	$0.16	$0.19
Total Hewlett Packard Enterprise GAAP diluted net (loss) earnings per share	$(0.37)	$0.16	$0.18
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.35	$0.46	$0.42
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.35	$0.45	$0.42

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET (LOSS) EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six Months Ended April 30,
	2017	2016
Numerator:
GAAP net (loss) earnings from continuing operations	$(232)	$684
GAAP net (loss) earnings from discontinued operations	$(113)	$(97)
Non-GAAP net earnings from continuing operations	$997	$1,206
Non-GAAP net earnings from discontinued operations	$362	$256

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share and diluted net (loss) per share	1,664	1,743
Dilutive effect of employee stock plans(a)	28	22
Weighted-average shares used to compute diluted net earnings per share	1,692	1,765

GAAP net (loss) earnings per share from continuing operations
Basic	$(0.14)	$0.39
Diluted(a)	$(0.14)	$0.39

GAAP net (loss) earnings per share from discontinued operations
Basic	$(0.07)	$(0.06)
Diluted(a)	$(0.07)	$(0.06)

Non-GAAP net earnings per share from continuing operations
Basic	$0.60	$0.69
Diluted(b)	$0.59	$0.68

Non-GAAP net earnings per share from discontinued operations
Basic	$0.22	$0.15
Diluted(b)	$0.21	$0.15

Total Hewlett Packard Enterprise GAAP basic net (loss) earnings per share	$(0.21)	$0.33
Total Hewlett Packard Enterprise GAAP diluted net (loss) earnings per share	$(0.21)	$0.33
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.82	$0.84
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.80	$0.83

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, normalized free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to revenue adjusted for divestitures and currency is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non- GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net (loss) earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net (loss) earnings from discontinued operations is net (loss) earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net (loss) earnings per share from continuing operations. The GAAP measure most directly comparable to non- GAAP diluted net (loss) earnings per share from discontinued operations is diluted net (loss) earnings per share from discontinued operations. The GAAP measure most directly comparable to gross cash is cash and cash equivalents.

The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to normalized free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise
Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue from continuing operations adjusted for divestitures and currency excludes revenue resulting from businesses divestitures in fiscal 2017, 2016 and 2015 and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude the effects of a gain on the MphasiS and H3C divestitures and any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation and divestiture transactions, acquisition and other related charges and defined benefit plan settlement and remeasurement charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net (loss) earnings or diluted net (loss) earnings per share excluding those same charges and tax valuation allowances and divestiture taxes, adjustments to loss from equity interest, tax indemnification adjustments and tax settlements. Non-GAAP net

(loss) earnings from discontinued operations and non-GAAP diluted net (loss) earnings per share from discontinued operations consist of net (loss) earnings from discontinued operations or diluted net (loss) earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise recorded a gain on the sale of its assets and liabilities identified as part of the H3C and MphasiS transactions during fiscal 2016. Hewlett Packard Enterprise excludes these gains for purposes of calculating these non-GAAP measures because it believes that these one- time gains do not reflect the Company’s ongoing operational performance, thereby facilitating a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net (loss) earnings and diluted net (loss) earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Separation costs are expenses associated with HPI’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus. The charges are primarily related to third-party consulting, contractor fees, early debt settlement costs, marketing and branding related expenses, and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•	Hewlett Packard Enterprise incurs cost related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Adjustments to loss from equity interests includes purchase accounting adjustments and the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs defined benefit plan settlement and remeasurement charges relating to its defined pension plans. The charges are associated with the net settlement resulting from voluntary lump sum payments offered to certain terminated vested participants and remeasurement of plan assets in connection with the Everett Transaction, resulting in a decrease to the net periodic pension expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non- GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HPI that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Tax settlements represent settlements of certain pre-separation Hewlett- Packard Company income tax liabilities shared with HP Inc. through the Tax Matters Agreement. The Company excluded this charge for the purpose of calculation non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

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As a result of the Everett Transaction, a full valuation allowance was recorded on U.S. state deferred tax assets, which resulted from the removal of Everett entities. As a result, the Company has a 3 year cumulative loss position and insufficient future earnings to be able to realize these deferred tax assets. There are additional taxes related to the Everett Transaction that was recorded upon the spinoff. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non- GAAP diluted net earnings per share from continuing operations and non- GAAP diluted net (loss) earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges and separation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non- GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

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Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate revenue on a constant currency basis, non- GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
Hewlett Packard Enterprise compensates for the limitations on its use of non- GAAP financial measures by relying primarily on its GAAP results and using non- GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, normalized free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.